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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of BioSepra Inc. relating to the 1994 Director Option Plan, of our report dated February 27, 1996, except as to information contained in Notes I and T, for which the date is March 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of BioSepra Inc.

                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  ----------------------------
                                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 7, 1996

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